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                                  July 17, 1997


TCF Financial Corporation
801 Marquette Avenue
Suite 302
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

     We are acting as special counsel to TCF Financial Corporation, a Delaware corporation ("TCF"), and TCF National Bank Illinois, a national bank subsidiary of TCF, in connection with the merger (the "Merger") of a new, wholly-owned interim savings association ("Interim Bank") to be formed by and to be the successor in interest to Standard Financial, Inc., a Delaware corporation ("Standard"), pursuant to an Agreement and Plan of Merger, dated as of March 16, 1997 (the "Merger Agreement"), as amended, by and among TCF, Interim Bank, and Standard. References herein to Standard and Standard Common Stock are deemed to refer to Interim Bank and Interim Bank Common Stock, respectively, as appropriate.

     TCF proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, Amendment No.1 to registration statement on Form S-4 (File No. 333-28555) (the "Registration Statement") with respect to the common stock, par value $0.01 per share, of TCF to be issued to holders of shares of common stock, par value $0.01 per share, of Standard ("Standard Common Stock") in connection with the Merger. In addition, Standard has prepared, and we have reviewed, a Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement (the "Proxy Statement/Prospectus"), and the Appendices thereto including the Merger Agreement. In rendering the opinion set forth below we have relied upon the facts stated in the Proxy Statement/Prospectus and upon such other documents as we have deemed appropriate, including the representations of Standard and TCF referred to in the Proxy Statement/Prospectus.

     Based upon and subject to the foregoing, we hereby confirm that the portion of the Proxy Statement/Prospectus captioned "The Combination - Certain Federal Income Tax

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TCF Financial Corporation
July 17, 1997
Page 2


Consequences," subject to the qualifications, limitations and assumptions contained therein (including the accuracy of certain representations to be provided by Standard, TCF and certain shareholders of Standard), provides, in all material respects, an accurate discussion of the Federal income tax consequences of the Combination.

     The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any manner or for any purpose by any other person.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,
                                   FRIED, FRANK, HARRIS,
                                   SHRIVER & JACOBSON

                                  /s/ Fried, Frank, Harris, Shriver & Jacobson
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